Exhibit 5.1





                                                        July 20, 2004


Autoliv, Inc.
World Trade Center
Klarabergsviadukten 70
S-107 24 Stockholm
Sweden

                             Re:  Autoliv, Inc.
                                  Registration Statement on Form S-8
                                  ----------------------------------

Ladies and Gentlemen:

              We have acted as special United States counsel to Autoliv, Inc., a Delaware corporation (the "Company"), in connection with the registration of additional shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended effective May 7, 1999 and February 12, 2004 (as amended, the "Plan"). The February 12, 2004 amendment to the Plan provides for the discretionary grant of an additional 2,000,000 shares of Common Stock (the "Additional Common Stock") issuable pursuant to the Plan.

              This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

              In rendering the opinion set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement on Form S-8 (Registration No. 333-36299) as filed with the Securities and Exchange Commission (the "Commission") on May 1, 1997; (ii) the Registration Statement on Form S-8 (Registration No. 333-91768) as filed with the Commission on July 2, 2002; (iii) the Registration Statement on Form S-8 as filed with the Commission on the date hereof (the "Registration Statement"); (iv) the Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware; (v) the Restated By-Laws of the Company; (vi) a specimen certificate evidencing the Common Stock; (vii) the Plan; and (viii) resolutions of the Board of Directors of the Company dated December 17, 2003, and relating

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to, among other things, the Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company. We have assumed that the certificates representing the Additional Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen examined by us evidencing the Common Stock. We have also assumed that each award agreement setting forth the terms of each grant or award under the Plan will be consistent with the Plan, and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for each share of Additional Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such share of Additional Common Stock.

              We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

              Based upon and subject to the foregoing, we are of the opinion that the shares of Additional Common Stock have been duly authorized for issuance by the Company and, when such shares of Additional Common Stock are issued pursuant to the Plan, such shares of Additional Common Shares will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                Skadden, Arps, Slate, Meagher & Flom LLP